UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8 (FILE NO. 333-04397)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AUTOIMMUNE INC.

(Exact name of registrant as specified in its charter)

Delaware	13-348-9062
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1199 Madia Street, Pasadena, CA	91103
(Address of Principal Executive Offices)	(Zip Code)

AutoImmune Inc. Stock Option Plan for Nonemployee Directors

(Full title of the plan)

Robert C. Bishop, Ph.D.

Chief Executive Officer

AutoImmune Inc.

1199 Madia Street, Pasadena, CA 91103

(Name and address of agent for service)

(626) 792-1235

(Telephone number, including area code, of agent for service)

Copies to:

Michelle L. Basil, Esq.

Nutter, McClennen & Fish, LLP

155 Seaport Boulevard

Boston, MA 02210-2604

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated Filer	☐

Non-Accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☒

Deregistration of Unsold Securities

Pursuant to Registration Statement on Form S-8 (File No. 333-04397) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on May 23, 1996 by AutoImmune Inc. (the “Company”), the Company registered an additional 225,000 shares (the “Securities”) of the Company’s common stock, $0.01 par value per share, issuable pursuant to the Company’s Stock Option Plan for Nonemployee Directors (the “Plan”).

The Company seeks to deregister the Securities that remain unissued under the Registration Statement as of the date hereof. Pursuant to the undertaking of the Company contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister the Securities remaining unissued under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on the 19th day of March, 2010.

AUTOIMMUNE INC.

By:	/s/ ROBERT C. BISHOP, PH.D.
Robert C. Bishop, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Robert C. Bishop, Ph.D. and Michelle L. Basil, and each of them, with full power to act without the others, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated, as of March 19, 2010.

Signature	Title	Date

/S/ ROBERT C. BISHOP, PH.D. Robert C. Bishop, Ph.D.	President, Chief Executive Officer and Director	March 19, 2010

/S/ DIANE MCCLINTOCK Diane McClintock	Director of Finance and Treasurer	March 19, 2010

/S/ HUGH D’ANDRADE Hugh D’Andrade	Director	March 19, 2010

/S/ ALLAN R. FERGUSON Allan R. Ferguson	Director	March 19, 2010

/S/ JOHN FLETCHER John Fletcher	Director	March 19, 2010